UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

EXPLANATORY NOTE

On December 20, 2019, Ekso Bionics Holdings, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) to report the closing of a registered direct offering by the Company.

This current report on Form 8-K/A amends Item 8.01 – Other Events – to the Original Report, based on the finalization of a warrant exercise price adjustment, which became determinable as of the close of trading on December 27, 2019, and should be read in conjunction with the Original Report. Except as stated above, no other information contained in the Original Report has been amended.

Item 8.01	Other Events.

On May 24, 2019, the Company issued warrants to purchase up to 6,666,667 shares of Common Stock (the “May 2019 Warrants”) with an exercise price of $2.00 per share. The May 2019 Warrants include a price-based anti-dilution adjustment provision. Accordingly, as a result of the Offering, the exercise price of the May 2019 Warrants will be decreased to the price per share of $0.38. This amount is equal to the lower of (x) the consideration paid for the securities issued in this offering, or $0.45 per share, (y) the lowest exercise price of the Warrants, or $0.5402, and (z) the lowest one-day volume-weighted average price of the Common Stock on the Nasdaq Capital Market as measured each day during the five trading day period starting on December 19, 2019, rounded to the nearest share, or $0.38.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: December 30, 2019